Exhibit 99.1

Pursuant to General Instruction number 5(b)(v) to Form 3, the following additional reporting persons are covered by this joint filing:

Name:         ProQuest Associates III LLC

Address:      90 Nassau Street, 5th Floor
              Princeton, NJ 08542

Designated Filer:  ProQuest Investments III, L.P.

Issuer and Ticker Symbol:  NovaDel Pharma Inc. (NVD)

Date of Event Requiring Statement:  4/12/06

Signatures:  /S/ PASQUALE DEANGELIS
             -----------------------------------
             Pasquale DeAngelis, as a member of ProQuest Associates III LLC and on behalf of ProQuest Investments III, L.P.